Contact:	Jon F. Weber
President
(212) 702-4300
FOR IMMEDIATE RELEASE
AMERICAN PROPERTY INVESTORS, INC. NAMES VINCENT INTRIERI TO
BOARD OF DIRECTORS; HILLEL MOERMAN CHIEF FINANCIAL OFFICER
     New York, New York, July 19, 2006 — American Real Estate Partners, L.P. (NYSE:ACP) (“AREP”) announced today that Vincent Intrieri has been appointed as an additional director of American Property Investors, Inc. (“API”), the general partner of AREP. In addition, Hillel Moerman has been appointed as API’s Chief Financial Officer.
     Mr. Icahn, Chairman of the Board of API, stated “We welcome Mr. Intrieri to the API Board and look forward to drawing on his valuable experiences as both a manager and director in a variety of industries.”
     Mr. Moerman, who serves as the Company’s Chief Accounting Officer, will assume the additional role of Chief Financial Officer from Jon Weber. Mr. Weber, who will continue in his role as President of API stated, “Over the past eighteen months, Hillel has made significant contributions to upgrading our planning, control and reporting activities at AREP. His background in public accounting and at the SEC will prove invaluable to him in his expanded role at AREP.”
     Mr. Intrieri is a Senior Managing Director of Icahn Partners LP and Icahn Partners Master Fund LP, private investment funds controlled by Mr. Icahn. In addition to holding the position of API’s Chairman of the Board, Mr. Icahn is the majority holder of our depositary units. Mr. Intrieri also serves as a Senior Managing Director of High River Limited Partnership and as a director of American Railcar Industries, Inc. and XO Holdings Inc., each of which are companies in which Mr. Icahn has an interest. From 1995 to 1998, Mr. Intrieri served as portfolio manager for distressed investments with Elliott Associates L.P., a New York investment fund. Prior to 1995, Mr. Intrieri was a partner at the Arthur Andersen accounting firm. Mr. Intrieri is a certified public accountant. Mr. Intrieri received a BS in Accounting from The Pennsylvania State University.
     Prior to his appointment as Chief Accounting Officer for API in June 2006, from January 2005 to June 2006, Mr. Moerman held the positions of Director of Accounting and VP of Strategic Planning for API. From September 2000 through December 2004, Mr. Moerman was a Senior Manager with Ernst & Young LLP, one of the world’s largest public accounting firms. Mr. Moerman also worked as a staff accountant for the Division of Corporate Finance of the Securities and Exchange Commission from 1999 to 2000. He is an MBA graduate of The Johns Hopkins University and received his undergraduate degree from Ner Israel College.
     American Real Estate Partners, L.P., a master limited partnership, is a diversified holding company engaged in a variety of businesses. AREP’s businesses currently include gaming; oil and gas exploration and production; and real estate. To learn more about AREP, please visit www.areplp.com.
     This release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, many of which are beyond our ability to control or predict. Forward-looking statements may be identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will” or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of AREP and its subsidiaries. Among these risks and uncertainties are changes in general economic conditions, the extent, duration and strength of any economic recovery, the extent of any tenant bankruptcies and insolvencies, our ability to maintain tenant occupancy at current levels, our ability to obtain, at reasonable costs, adequate insurance coverage, risks related to our hotel and casino operations, including the effect of regulation, substantial competition, rising operating costs and economic downturns, competition for investment properties, risks related to our oil and gas operations, including costs of drilling, completing and operating wells and the effects of regulation, and other risks and uncertainties detailed from time to time in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.